Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-102050 and 333-59733 on Form S-8 of Zebra Technologies Corporation of our report dated June 26, 2009, appearing in this Annual Report on Form 11-K of Zebra Technologies Corporation Profit Sharing and Savings Plan for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 26, 2009

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